UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2005

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Canada	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7799 Pardee Lane, Oakland CA		94621
(Address of principal executive offices)		(Zip Code)

(510) 563-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2005, the Board of Directors of World Heart Corporation (the “Company”) approved the accelerated vesting of all time-vested outstanding out-of-the-money stock options held by current employees or consultants, except for the options held by the non-employee members of the Board of Directors (“Options”). For these purposes, out-of-the-money shall mean having an exercise price greater than the current market price on the date of the Board action which was $0.49 per share. In addition, the Company intends to expense the unamortized value of certain other vested, out-of-the-money stock options during the fourth quarter of 2005.

The Company accelerated the vesting of the Options in anticipation of the impact of Statement of Financial Accounting Standard NO. 123R (“SFAS 123R”) Share-Based Payment. SFAS 123R will require the recognition of compensation expense related to unvested stock options for fiscal years beginning after December 15, 2005. The primary purpose of the acceleration of vesting was to minimize the amount of compensation expense recognized in relation to the underwater options in future periods following the adoption by the Company of SFAS 123R. In addition, because these Options have exercise prices in excess of current market values and are not fully achieving their original objectives of incentive compensation and employee retention, the Company believes that the acceleration may have a positive effect on employee morale and retention.

Without the acceleration and expensing of the unamortized value of other stock options, the Company estimates that pre-tax charges under SFAS 123R relating to these Options would have been $3.6 million, of which $2.2 million and $1.4 million would have been recognized in fiscal 2006 and 2007 respectively. These amounts will be reflected in pro forma footnote disclosure in the Company’s financial statements.

Options to purchase approximately 5.8 million shares of the Company’s common stock were impacted by the above described actions, of which 5.3 million shares became immediately exercisable on December 21, 2005 as a result of the acceleration. The impacted options have exercise prices varying from $0.99 to $59.95 per share and a weighted average exercise price of $1.28. No changes were made to the exercise price of any Option and all of the affected Options remain at prices above the current market price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 23, 2005

WORLD HEART CORPORATION

	By:	/s/ Richard Juelis
	Name:	Richard Juelis
	Title:	Vice President, Finance and Chief Financial Officer